Exhibit 4

                            MANAGEMENT AGREEMENT
                    (Prudential Realty Trust Properties)


                                  Between


                          PRUDENTIAL REALTY TRUST,
                       a Massachusetts Business Trust
                                  as Owner


                                    and


                    PREMISYS Real Estate Services, Inc.
                        a Pennsylvania Corporation,
                                 as Manager



                             Dated May 1, 1991






















                             TABLE OF CONTENTS


 ARTICLE      HEADING                                      Page

 ARTICLE I      - PROPERTIES

 Section          1.1 - List of Properties
                  1.2 - Withdrawal of a Particular Property
                  1.3 - Termination on Sale

ARTICLE II     - COMMENCEMENT DATE

ARTICLE III    - MANAGER'S RESPONSIBILITIES

      Section     3.1 -  Management
                  3.2 -  Employees:  Independent Contractor
                  3.3 -  Schedule of Employees
                  3.4 -  Compliance with Laws, Mortgages, etc.
                  3.5 -  Approved Budgets
                  3.6 -  Collection of Rents and Other Income
                  3.7 -  Competitive Bidding
                  3.8 -  Repairs
                  3.9 -  Capital Improvements
                  3.10 - Service Contracts
                  3.11 - Non-Owned Properties
                  3.12 - Taxes, Mortgages
                  3.13 - Leasing
                  3.14 - Preparation of Leases
                  3.15 - Advertising
                  3.16 - Inspection of Properties

ARTICLE IV    - INSURANCE

      Section     4.1 - Insurance
                  4.2 - Property Insurance
                  4.3 - Additional Insurance
                  4.4 - Subcontractor's Insurance

ARTICLE V - FINANCIAL REPORTING AND RECORDKEEPING

      Section     5.1 - Books of Accounts
                  5.2 - Accounting System
                  5.3 - Financial Reports
                  5.4 - Supporting Documentation

ARTICLE            HEADING                                     Page
ARTICLE V         5.5 - IRS Form 1099
                  5.6 - Transfer of Funds
                  5.7 - Accounting Principles
ARTICLE VI    - OWNER'S RIGHT TO AUDIT

ARTICLE VII   - BANK ACCOUNTS

          Section     7.1 - Operating Account
                      7.2 - Security Deposit Account
                      7.3 - Change of Bank
                      7.4 - Access to Accounts
ARTICLE VIII  - PAYMENT OF EXPENSES

          Section     8.1 - Manager's Cost to be Reimbursed
                      8.2 - Costs Eligible for Payment from
                           Operating Account
                      8.3 - Non-Reimbursable Costs

ARTICLE IX    - INSUFFICIENT GROSS INCOME

          Section     9.1 - Priorities
                      9.2 - Statement of Unpaid Items
                      9.3 - Segregation of Accounts
ARTICLE X     - COOPERATION WITH SALES BROKER

ARTICLE XI    - COOPERATION IN EVENT OF LEGAL PROCEEDINGS

ARTICLE XII   - COMPENSATION

ARTICLE XIII  - TERMINATION

          Section    13.1 - Termination on 30-day Notice
                     13.2 - Immediate Termination Without Prior
                             Notice
                     13.3 - Authority to Execute Termination
                             Notices
                     13.4 - Automatic Termination
                     13.5 - Final Accounting






ARTICLE        HEADING                                              Page
ARTICLE XIV    - SUBSIDIARIES AND AFFILIATES

ARTICLE XV     - NOTICES

ARTICLE XVI    - MISCELLANEOUS

          Section     16.1 - No Assignment
                      16.2 - Consents and Approvals
                      16.3 - Pronouns
                      16.4 - Amendments
                      16.5 - Headings
                      16.6 - Representations
                      16.7 - Indemnification by Manager
                      16.8 - Applicable Law
                      16.9 - Partial Invalidity
                     16.10 - Waiver of Mechanic's Lien
                     16.11 - Complete Agreement



SCHEDULES

A - Property Identification, Compensation  Schedule

B - (Intentionally Omitted)

C - Monthly Supporting Documentation and PREMIS Equipment

D - Employees

E - Subsidiaries and Affiliates of Manager














              MANAGEMENT AGREEMENT



        This AGREEMENT, dated as of the first day of May, 1991 by and between PRUDENTIAL REALTY TRUST, a Massachusetts Business Trust, hereinafter called "Owner", and PREMISYS Real Estate Services, Inc., a Pennsylvania corporation, hereinafter called "Manager" witnesseth that:

        WHEREAS Owner owns or has the right to collect rents from and manage certain properties described in Schedule "A" hereto affixed and made a part hereof, and desires to engage Manager to manage and operate the same;

        NOW, THEREFORE, in consideration of the premises the parties agree as follows:

                      ARTICLE I  PROPERTIES

             1.1 List of Properties. Listed, described and identified on Schedule "A" hereof are the real properties to come under the terms of the Agreement. As used in this Agreement, Schedule "A" shall also mean the amended or revised list of all properties which may from time to time be under the management of Manager. Each property listed in Schedule
"A", which may be amended from time to time, is hereinafter referred to as a "Property" and more than one Property is referred to as Properties." No parcel of real property shall be subject to the terms of this Agreement unless listed under Schedule "A". Schedule "A" indicates the nature of the rights of Owner with the compensation payable (as provided in ARTICLE XII hereof) to Manager with respect to each specific Property. Schedule "A" may be amended at any time during the continuance of this Agreement with the mutual consent of Owner and Manager by Owner's furnishing Manager with a current List of the Property(ies) to be added. This list shall contain the same information as to each such Property as in the case of other Properties previously listed under Schedule "A".

             1.2 Withdrawal of a Particular Property. Owner may at any time withdraw any Property listed on Schedule "A" by giving to the Manager at least thirty (30) days notice in writing. Such withdrawal shall not affect or impair any right which has accrued to either party prior to the date when such withdrawal becomes effective. However, termination of this entire Agreement, as provided in ARTICLE XIII hereof, shall be distinguished from the withdrawal of individual Properties.

             1.3 Termination on Sale. In addition to Owner's rights to withdraw individual Properties upon notice, this Agreement shall terminate automatically and immediately as to any specific Property upon sale thereof by Owner or upon termination of the Owner's right to collect the rents therefrom and Owner agrees to give Manager prompt notice thereof.

                 ARTICLE  II   COMMENCEMENT DATE

        Manager's duties and responsibilities under this Agreement shall begin the 1st day of May, 1991 and shall continue until termination as provided in Sections 1.2, 1.3 or ARTICLE XIII hereof.

                  ARTICLE III   MANAGER'S RESPONSIBILITIES

        3.1 Management. Manager shall manage, operate and maintain the Properties listed in Schedule "A" (and any amendments to Schedule "A") hereof in an efficient and satisfactory manner. Manager shall act in a fiduciary capacity with respect to the proper protection of an accounting for Owner's assets. In this capacity, manager shall deal at arms length with all third parties and Manager shall serve Owner's interests at all times.

Manager acknowledges that it has a substantial influence on the financial return of the property. Manager shall operate the property in a cost efficient manner while providing service to the tenants comparable or better than the standard in the Park 100 market. In particular, Manager shall maintain rent roll and process leases, pay invoices, and provide supervisory services with respect to capital and tenant improvements and repair and maintenance in a timely fashion.

        3.2 Employees; Independent Contractor. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, operate, maintain, and account for each Property. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the responsibility of Manager, which is in all respects the employer of such employees. Manager shall negotiate with any union lawfully entitled to represent such employees and may execute in its own name, and not as agent for Owner, collective bargaining agreements or labor contracts resulting therefrom. Manager shall fully comply with all applicable laws and regulations having to do with workmen's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, the Immigration Reform and Control Act of 1986 and other employer/employee related subjects. Manager represents that it is and will continue to be an equal opportunity employer and must advertise as such. This Agreement is not one of agency by Manager for Owner but one with Manager engaged independently in the business of managing properties on its own behalf as an independent contractor. All employment arrangements are therefore solely its concern and Owner shall have no liability with respect thereto.

        3.3 Schedule of Employees. Manager shall provide a schedule of employees (in the format of Schedule "D" attached) to be employed "on-site" in the direct management of each Property subject to this Agreement. This schedule shall include the number of employees and their title and salary range and shall also indicate which employees are bonded or are covered under Manager's comprehensive crime insurance policy. Manager shall identify in the same manner those additional employees whose salaries from time to time be charged pro rata to each Property or Properties for direct services rendered to each Property or Properties. Employees whose salaries are eligible to be charged pro rata include, but are not limited to, engineers or others to be agreed upon. Employees whose salaries may not be charged pro rata include, but are not limited to, general management personnel, accountants and auditors. Schedule "D" may be amended from time to time by mutual agreement.

        3.4 Compliance with Laws, Mortgages, etc. Manager shall be responsible for full compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, operation, repair and maintenance of each Property and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body. Manager shall promptly remedy any violation of any such law, ordinance, rule, regulation or order which comes to its attention.

        Expenses incurred in remedying violations may be paid from the Operating Account provided such expenses do not exceed $5,000.00 in any one instance. When more than such amount is required or if the violation is one for which the Property title holder might be subject to penalty, Manager shall notify Owner by the end of the next business day to the end that prompt arrangements may be made to remedy the violation.

        Manager shall be responsible for full compliance with all terms and conditions contained in any ground lease, space lease, mortgage, deed of trust or other security instruments affecting each Property; provided, however, except as directed pursuant to Section 3.12 below, Manager shall not be required to make any payment or incur any liability on account thereof.

        3.5 Approved Budgets. Manager shall prepare and submit to Owner a proposed Operating Budget and a proposed Capital Budget for the promotion, operation, repair and maintenance of each Property for the forthcoming calendar year. Each proposed budget shall be delivered to Owner within ninety (90) days after the execution of this Agreement and each subsequent proposed budget no later than October 1 of each calendar year or, with respect to a newly added property to Schedule "A" hereof, no later than ninety (90) days after the addition of a Property to Schedule "A". Notwithstanding anything above to the contrary, the mid-September PREMIS budget reforecast shall satisfy the initial ninety (90) days budget requirement.

        Owner shall consider the proposed budgets and then will consult with Manager in the ensuing period prior to the commencement of the forthcoming calendar year in order to agree on an "Approved Operating Budget" and an "Approved Capital Budget."

        Manager agrees to use due diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating each Property shall not exceed either Approved Budget pertaining thereto either in total or in any one accounting category. All expenses must be charged to the proper account as specified in the Approved Chart of Accounts and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of an accounting category. Manager shall secure Owner's prior written approval for any expenditure that will result in an excess of the greater of $3,000 or 5% of the annual budgeted amount, whichever is less, in any one accounting category of the Approved Operating Budget.

        During the calendar year Manager shall inform Owner of any major increases in costs and expenses that were not foreseen during the budget preparation period and thus were not reflected in either Approved Budget.


        3.6 Collection of Rents and Other Income. Manager shall use diligent efforts to collect all rents (including escalation billings resulting from tenant participation in increases in expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of any Property or any portion thereof. Manager shall collect and identify any income due Owner from miscellaneous services provided to tenants or the public including, but not limited to, parking income, tenant storage, and coin operated machines of all types (e.g., washers, dryers, vending machines, pay telephone, etc.). All monies so collected shall be deposited in the Depository Account. Manager may not, without the prior written approval of Owner, terminate any lease, lock out a tenant, institute suit for rent or for use and occupancy, or proceedings for recovery of possession. In connection with any collection efforts only legal counsel or collection firm designated by Owner shall be retained. All legal expenses incurred in bringing such approved suit or proceeding shall be submitted to Owner for its approval. Manager shall not write off any income items without prior approval of Owner.

        3.7 Competitive Bidding. All contracts for repairs, capital improvements, goods and services exceeding $7,500.00 shall be awarded on the basis of competitive bidding, solicited in the following manner:

             (a) A minimum of two (2) written bids shall be obtained for each purchase up to $10,000. Purchases over $10,000 will require a minimum of three (3) bids.

             (b) Each bid will be solicited in a manner so that uniformity will exist in the bid quotes.

             (c) Unless otherwise directed by Owner, Manager may accept a low bid without prior approval from Owner, if the expenditure is for a budget approved item and will not result in an excess of the annual budgeted accounting category of the applicable Approved Operating or Capital Budget.

             (d) If Manager advises acceptance of other than the lowest bidder, Manager shall adequately support, in writing, its recommendations to Owner.

             (e)  Owner shall be free to accept or reject any and all bids.

             (f) Manager may request Owner to waive competitive bidding rules.

        Owner may pay for such expenses from its own resources or may authorize payment by Manager out of the Operating Account.

        3.8 Repairs. Manager shall attend to the making and supervision of all ordinary and extraordinary repairs, decorations and alterations subject to the limits of the approved Operating Budget. Excluded from this provision are expenditures to refurbish, rehabilitate, remodel, or otherwise prepare areas covered by new leases which are limited as described in Schedule "B" #11 hereof.

        In cases of emergency Manager may make expenditures for repairs which exceed the limits in Section 3.7 hereof without prior written approval if it is necessary to prevent damage or injury. Owner must be informed of any such expenditures before the end of the next business day.

        3.9 Capital Improvements. The Approved Capital Budget constitutes an initial authorization for Manager to expend money for projects. With respect to the purchase and installation of major items (cost in excess of $50,000.00) of new or replacement equipment, Manager shall recommend that Owner purchase such items when Manager believes their purchase to be necessary or desirable. Owner may arrange to purchase and install same or may authorize Manager to do so, subject to prescribed supervision and specification requirements and conditions and to the competitive bid rules set forth in Section 3.7 hereof.

        3.10 Service Contracts. Manager shall not enter into any contract calling for annual payments in excess of $50,000.00 for cleaning, maintaining, repairing or servicing any Property or any of the constituent parts of any Property without the prior written consent of Owner. As a condition to obtaining such consent, Manager shall supply
Owner with a copy of the proposed contract and shall state to Owner the relationship, if any, between Manager (or the person or persons in control of Manager) and the party proposed to supply such goods or services, or both.

        All service contracts shall:   (a) be in the name of Manager as
Owner's agent, (b) be assignable, at Owner's option, to Owner or Owner's nominee, (c) include a provision for cancellation thereof by Owner or Manager upon not more than thirty (30) days written notice, and (d) shall require that all contractors provide evidence of sufficient insurance. Unless Owner specifically waives such requirements, either by memorandum or as an amendment to the contract, all service contracts shall be subject to bid under the procedure as specified in Section 3.7 hereof.
If a Property is withdrawn pursuant to Section 1.2 hereof or if this Agreement is terminated pursuant to Article XIII hereof, Manager shall, at Owner's option, assign to Owner or Owner's nominee all service agreements pertaining to the Property or Properties.

        3.11 Non-Owned Properties. If Owner does not have title to the Property, then notwithstanding the provisions of this Agreement, including the provisions relative to the making of repairs of maintenance of the Properties, Manager shall not incur any expenses in any month in excess of the income from such non-owned Property during that month. In any case in which there is doubt, Manager shall inform Owner of the situation so that Owner may have the opportunity of determining what action should be taken under the circumstances.

        3.12 Taxes, Mortgages. Manager, shall, if so requested, obtain and verify bills for real estate and personal property taxes, improvement assessments and other like charges which are or may become liens against any Property and recommend payment or appeal as in its best judgement it may decide. Manager shall forward such bills to Owner for payment by Owner in such time to permit Owner to avoid penalty for late payment or to permit Owner to take advantage of discounts. If Owner directs Manager to make payment, Manager shall do so and shall furnish Owner with receipted bills therefor. At the direction of Owner, Manager shall make payments on account of any ground lease, mortgage, deed of trust or other security instrument affecting any Property.

        3.13 Leasing. Manager shall cooperate with the leasing agent for each property in making every reasonable effort to obtain and keep desirable tenants for each Property. Immediately following any vacancy, or the addition to Schedule "A" of a Property in which a vacancy exists, Manager shall assist such leasing agent in preparing adequate rental listings, which are to be approved in writing by Owner prior to distribution to reputable and active real estate brokers. After a vacancy is so listed, Manager shall cooperate with such leasing agent and with any outside brokers in a manner likely to aid in successfully filling the vacancy. Manager agrees to perform whatever service may be required in connection with the negotiation of leases or renewals, extensions, modifications, or cancellations thereof. Leasing commissions shall be approved by Owner and paid from the Operating Account.

        3.14 Preparation of Leases. All leases are to be prepared by the leasing agent in accordance with the leasing guidelines established by Owner with respect to each Property covered by this Agreement.

        3.15 Advertising. Manager shall cooperate with the leasing agent in preparing advertising plans and promotional material to be used to further rentals. Such plans or material shall only be used if approved in advance in writing by Owners, and in conformance with such approval. Manager and such leasing agent shall not use Owner's name in any advertising or promotional material without Owner's expressed prior written approval in each instance. Advertising and promotional materials shall be prepared in full compliance with Federal, State and Municipal fair housing and other laws, ordinances, regulations and orders.

        3.16 Inspection of Properties. Each Property, whether vacant or tenanted, shall be inspected by Manager at least once during each period of twelve consecutive calendar months, and if tenanted, Manager shall notify each tenant in writing of deficiencies or delinquencies, if any, on the part of that tenant with respect to the maintenance or repair of that portion of the Property leased to such tenant, and concurrently with the delivery of such notice to the tenant, a copy thereof shall be delivered to Owner. Each such notice shall demand that the tenant make the repairs or perform the maintenance therein described within a prescribed period which, in the judgment of Manager, is reasonable.

                           ARTICLE IV   INSURANCE

        4.1 Insurance. Owner, at its expense, shall obtain and keep in force adequate insurance against physical damage (e.g., Fire with extended coverage endorsement, boiler and machinery, etc.) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of any of the Properties covered by this Agreement. Manager and its officers and employees shall be covered as additional named insured in all liability insurance maintained by Owner with respect to each Property, and to the extent Owner elects to self-insure, Owner shall save Manager harmless from any liability on account of any such loss, damage or injury, excluding liability arising from the gross negligence, malice or willful misconduct of Manager, its officers and employees, provided
Manager:

        (a)  notifies Owner and the insurance carrier within twenty-four
             (24) hours after Manager receives notice of any such loss, damage or injury;

        (b) takes no action (such as admission of liability) which might bar Owner from obtaining any protection afforded by any policy Owner may hold or which might prejudice Owner in its defense to a claim based on such loss, damage or injury; and

        (c) agrees that Owner shall have the exclusive right, at its option, to conduct the defense to any claim, demand or suit within limits prescribed by the policy or policies of insurance.

The foregoing is not intended to affect the general requirement of this Agreement that each Property shall be managed, operated and maintained in a safe condition and in a proper and careful manner, nor shall the indemnification be applicable to punitive damages in any jurisdiction in which insurance for punitive damages is not available. The Manager shall furnish whatever information is requested by the Owner for the purpose of establishing the placement of insurance coverage and shall aid and cooperate in every reasonable way with respect to such insurance and any loss covered thereunder or under Owner's indemnification. The Liability Insurance Coverage and/or the indemnification provided for herein shall be limited to an aggregate of $25,000,000 per occurrence.

Nothing herein shall be construed as indemnifying Manager or its employees, contractors or agents against their negligence, malfeasance or criminal acts or any act or omission for which insurance protection is not available; neither is the foregoing intended to affect the general requirement of this Agreement that each Property shall be managed, operated and maintained in a safe condition and in a proper and careful manner. Manager shall furnish whatever information is requested by Owner for the purpose of establishing the placement of insurance coverages or surety bonds and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in the standard fire and extended coverage Policy covering each Property and its personal property, fixtures and equipment located thereon, and Manager shall include in any fire and extended coverage policies for its furniture, furnishings or fixtures situated at each Property appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogation with respect to losses payable under such policies.

        4.2 Property Insurance. Owner shall include in its hazard policy covering each Property, personal property, fixtures and equipment located thereon, and Manager shall include in any fire policies for its furniture, furnishings and fixtures situated at each property, appropriate clauses pursuant to which the respective insurance carriers shall waive all rights of subrogating with respect to losses payable under such policies.

        4.3 Additional Insurance. Manager shall at all times hereunder warrant and furnish Owner with certificates evidencing Worker's Compensation and crime insurance in forms acceptable to Owner. Crime insurance shall be for an amount not less than $500,000.00. The certificates shall have attached thereto endorsements that Owner will be given at least ten (10) days prior written notice of cancellation of or any material change in such policies. Owner shall not reimburse Manager for Manager's cost of such insurance, nor for any coverages that Manager obtains for its own account.

        4.4 Subcontractor's Insurance. Manager shall require that all subcontractors brought onto any property have insurance coverage at the subcontractor's expense, in the following minimum amounts:

             (a)  Workmen's Compensation:   Statutory Amount

             (b) Employer's Liability (in those states where it is required): $500,000 minimum
             (c)  Comprehensive General Liability:

                  i. Bodily Injury:  $500,000 per person/$1,000,000 per
                       occurrence

                  ii. Property Damage:  $500,000 per claim/$1,000,000
                    Combined Single Limit

Manager must obtain Owner's permission to waive or alter any of the above requirements. Higher amounts may be required if the work to be performed is hazardous. Manager shall obtain and keep on file a Certificate of Insurance which shows that any subcontractor is so insured.

ARTICLE V   FINANCIAL REPORTING AND RECORDKEEPING

        5.1 Books of Accounts. Manager, in the conduct of its responsibilities to Owner, shall maintain adequate and separate books and records for each Property, the entries to which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded to each Property. Such books and records shall be maintained by Manager at Manager's address stated in ARTICLE XV hereof or at such other location as may be mutually agreed upon in writing.
Manager shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity on the part of Manager's employees or other agents. Losses arising from such instances are to be borne by Manager and shall include but not be limited to:

             (a)  Theft of assets by Manager's employees or other agents;

             (b) Penalties, interests, or loss of vendor discounts due to delay in payment of invoices, bills or other like charges;

             (c) Overpayment or duplicate payment of invoices arising from either fraud or error;

             (d) Overpayment of labor costs arising from either fraud or error,


             (e) A sum equal to the value of any form of payment from purveyors to Manager's employees or associates arising from the purchase of goods or services for Owner's Property, and

             (f) Unauthorized use of facilities by Manager's employees or associates.

        5.2 Accounting Classification. Manager shall utilize the Prudential Real Estate Management Information System (PREMIS) for the financial reporting of each Property. Owner will provide the necessary equipment pursuant to Schedule "C". Owner will also provide the necessary training and operating manuals. Owner reserves the right to replace PREMIS at its discretion and substitute a replacement system therefor.

        5.3 Financial Reports. Manager shall furnish reports of all transactions occurring from the 16th day of the prior month to the 15th day of the current month. Such reports are to be received by Owner no later than seven (7) calendar days after the end of the above described accounting period and must show all collections delinquencies, uncollectible items, vacancies, the amount of Manager's fees and other matters pertaining to the management, operation, and maintenance of each Property during the month. Said reports shall include the items listed on Schedule "C" attached hereto and made a part hereof. In addition, Manager shall prepare forms prescribed by Owner to facilitate the input of financial information into Owner's accounting system.

        5.4 Supporting Documentation. As additional support to the above described monthly reports, Manager shall provide the items listed on Schedule "C" attached hereto.

        5.5 IRS Form 1099. On Owner's behalf, Manager shall comply with all applicable provisions of the Internal Revenue Service Code and Regulations with respect to IRS Form 1099. Manager shall retain a copy of each completed Form 1099 for its files.

        5.6 Transfer of Funds. Manager shall transfer funds from the Operating Account to Owner based upon instructions and schedules provided by the Owner. These instructions and schedules may be changed from time to time by written notice from Owner.

        5.7 Accounting Principles. All financial statements and reports required by Owner shall be prepared in accordance with generally accepted accounting principles, with the exception that the statements may be prepared on a cash basis or a modified accrual basis, as directed by Owner.

                    ARTICLE VI  OWNER'S RIGHT TO AUDIT

        Owner reserves the right for Owner's employees, or others appointed by Owner, to conduct examinations, without notification, of the books and records maintained for Owner by Manager no matter where books and records are located. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities either at the Property or at any office of the Manager; provided such audit tests are related to those activities performed by Manager for Owner.

        Should Owner's employees or appointees discover either weaknesses in internal control or errors in recordkeeping, Manager shall correct such discrepancies either upon discovery or within a reasonable period of time. Manager shall inform Owner in writing of the action taken to correct such audit discrepancies.

        Any and all such audits conducted either by Owner's employees or appointees shall be at the sole expense of Owner.

                        ARTICLE VII   BANK ACCOUNTS

        7.1 Operating Account. Manager shall deposit all rents and other funds collected from the operation of each Property, including any and all advance rents, and shall pay out the operating expenses thereof and any other payments relating to each such property as required by this Agreement from an account or accounts (the "Operating Account") for each Property in the name of:

        PREMISYS Real Estate Services, Inc., REP ACCOUNT

        Said bank shall be informed in writing that the funds are held in trust for Owner, who shall designate the number of Operating Accounts required to be maintained by manager.

        7.2 Security Deposit Account Where law requires that tenant security deposits be separately maintained, a separate account (or separate interest-bearing account) shall be opened by Manager at a bank approved by Owner. Such account shall be maintained in accordance with applicable law. Such account shall be used only for maintaining tenant security deposits and shall be designated:

        PREMISYS Real Estate Services, Inc.,     REP ACCOUNT - SECURITY

        Said bank shall be informed in writing that the funds are held in trust for Owner. A separate account such as the one designated above shall be created and maintained by Manager for each Property. Manager shall maintain detailed records of all security deposits deposited in each account, and such records shall be open for inspection by Owner's employees or appointees. Manager shall obtain approval of Owner prior to the return of such deposits to any particular tenant when the amount of such return, in any single instance, exceeds $10,000,00.

        7.3 Change of Bank. Owner may direct Manager to change a depository bank or the depository arrangements.

        7.4 Access to Accounts. Through the use of signature cards, authorized representatives of Owner shall be permitted access to any and all funds in the bank accounts described in Sections 7.1, and 7.2 above. Manager's authority to draw against such accounts may be terminated at any time by Owner without notice to Manager.


                    ARTICLE VIII  PAYMENTS OF EXPENSES

        8.1  Manager's Costs to be Reimbursed.   After initial payment by
Manager, Manager may be reimbursed out of the Operating Account for costs of the gross salary and wages or pro rata share thereof, payroll taxes, insurance, worker's compensation and other benefits of Manager's employees required to properly, adequately, safely and economically manage, operate and maintain each Property subject to this Agreement, provided that such employees have been identified and enumerated on Schedule "D" of this Agreement.

        8.2  Costs Eligible for Payment from Operating Account.   Manager
may pay the following expenses directly from the Operating Account subject to the conditions outlined in ARTICLE III hereof:

        (a) Cost to correct any violation of Federal, State and Municipal laws, ordinances, regulations and orders relative to the leasing, use, repair and maintenance of any Property, or relative to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, provided such cost is not the result of Manager's negligence.

        (b) Actual and reasonable cost of making all repairs, decorations and alterations provided such cost is not the result of Manager's negligence.

        (c) Cost incurred by Manager in connection with all service agreements approved by Owner.

        (d) Cost of collection of delinquent rentals collected through a collection agency which has been approved in writing in advance by Owner.

        (e) Legal fees of attorneys provided such attorneys have been approved (or designated as provided in Article 3.6 hereof) by Owner in writing in advance of retention and the specific amount of such attorney's fee has been approved of by Owner in writing in advance of payment.

        (f) Cost of capital expenditures subject to the restrictions in Article 3.9 hereof.

        (g) Cost of printed checks for each bank account required by Owner.

        (h) Cost of cash register, adding machines, and other equipment of such type and use (excluding all electronic data processing equipment except as may be approved in writing by Owner) located at a Property and owned by the Owner.

        (i)  Leasing commissions payable to third parties.

        (j) Cost of service contracts approved by Owner and cost of on-site utilities used by Manager in connection herewith.

        (k)  Cost of Owner-approved advertising.

        (l) Cost of printed forms and supplies required for use at a Property.

        (m) Manager's fee (to be paid no earlier than the 15th for the month).

        8.3 Non-Reimbursable Costs. The following expenses or costs incurred by or on behalf of Manager in connection with the management and leasing of any particular Property shall be at the sole cost and expense of Manager and shall not be reimbursed by
Owner:

        (a) Cost of gross salary and wages, payroll taxes, insurance, workmen's compensation, and other benefits of Manager's employees, except those identified in Schedule "D" hereof as reimbursable.

        (b) General accounting and reporting services which are considered to be within the reasonable scope of Manager's responsibility to Owner.

        (c) Cost of forms, papers, ledgers, and other supplies and equipment used in Manager's office at any location of the
         Property or Properties.

        (d) Cost of electronic data processing equipment except as may be approved in writing by Owner, or pro rata charge therefor, whether located at a Property or at Manager's office of the Property or Properties..

        (e) Cost of electronic data processing, or any pro rata charge therefor, for data processing provided by computer service companies.

        (f) Political or charitable contributions, except that certain charitable contributions may be made with prior written consent of Owner.

        (g) Cost of advances made to employees and cost of travel by Manager's employees or agents to and from each Property.

        (h) Cost of attributable to losses arising from negligence or fraud on the part of Manager, Manager's associates or Manager's employees or agents.

        (i) Cost of comprehensive crime insurance or fidelity bond purchased by Manager for its own account.

        (j)  Training expenses.

        (k)  Employment fees, unless specifically approved by Owner.



ARTICLE IX      INSUFFICIENT GROSS INCOME

         9.1 Priorities. If at any time the gross income from any particular Property shall not be sufficient to pay the bills and charges which may be incurred with respect to such Property, or if such gross income is insufficient to pay the combined sum of both bills and charges, items will be paid out of the Operating Account in the following order of priority:

        (a) First, bills and charges of third parties, including any mortgage payment if so directed by Owner.

        (b) Second, bills and charges, if any, incurred by Manager for Manager's services provided to Owner exclusive of Manager's fee.

        9.2 Statement of Unpaid Items. After Manager has paid, to the extent of available gross income, all bills and charges based upon the ordered priorities set forth in Section 9.1, Manager shall
submit to Owner a statement of all remaining unpaid bills.   Owner
shall provide sufficient monies to pay any unpaid expenses.

        9.3 Segregation of Accounts. In each instance where Manager manages several Properties for Owner, Manager shall segregate the income and expenses of each Property so that gross income from each property will be applied only to the bills and charges from that Property.

ARTICLE X     COOPERATION WITH SALES BROKER

        If Owner executes a listing agreement with a broker for the sale of any of the Properties, Manager shall cooperate with such broker to the end that the respective activities of Manager and broker may be carried on without friction and without interference with tenants and occupants. Manager shall permit the broker to exhibit any particular Property during reasonable business hours, provided the broker has secured Manager's permission in advance. Manager agrees that failure on its part to extend cooperation to a broker desiring to show a property is a material default on its part under this Agreement and is grounds (although none is needed) for immediate termination of this Agreement.

    ARTICLE XI  COOPERATION IN EVENT OF LEGAL PROCEEDINGS

    Should any claims, demands, suits or other legal proceedings be made or instituted by any person against Owner or the title holder of Property which arise out of any of the matters relating to this Agreement, Manager shall give Owner all pertinent information and reasonable assistance in the defense or other disposition thereof.



   ARTICLE XII   COMPENSATION

    Manager shall receive remuneration for its services in managing and leasing the respective Properties in accordance with the terms and tenor of this Agreement. Either or both of the following fees may be specified:

        (a) An Annual Fee, independent of income, payable in equal monthly installments. The amount of such fee, if any is payable, shall be shown in Schedule "A" hereof.

        (b) A Management Fee based on income, amounting to a percentage of the rents actually collected and remitted during the month. Such percentage shall be shown in Schedule "A" hereof. Rent for the purpose of Management Fee computation shall include all income except:

             (1) Security deposits unless and not until such deposits are applied as rental income upon termination of a lease;

             (2) Rents paid more than thirty (30) days in advance of the due date until the month in which such payments are to apply as rental income; and

             (3) Monies collected for capital items which are paid for by tenants.

ARTICLE XIII      TERMINATION

        13.1 Termination on 30-day Notice. In addition to the provisions of Articles 1.2 and 1.3 hereof, either party may terminate this Agreement without cause by giving the other party at least thirty (30) days notice in writing.

        13.2 Immediate Termination With Notice. In addition to the provisions of Section 13.4 hereof, Owner may immediately terminate this Agreement by the service upon Manager of a written notice to
that effect.   In such case, if Manager is entitled to a Management
Fee pursuant to ARTICLE XII hereof, Owner shall pay Manager an amount equal to the next monthly installment of the Management Fee; or if Manager is entitled to a Management Fee pursuant to Section XII (b) hereof, Owner shall pay Manager the Management Fee which would normally have accrued to it on the collection of rents during the ensuing thirty (30) days immediately following the termination date. The foregoing provisions for payment in lieu of actual management fee shall apply only in the case of immediate termination pursuant to this Section 13.2.

        13.3 Authority to Execute Termination Notices.   Notice of
termination for the purpose of either Section 13.1 or 13.2 hereof must be signed by persons holding a rank or position in the Owner's company equal to or higher than that of the individuals who signed this Agreement on behalf of Owner.

        13.4 Automatic Termination.   Dissolution or termination of
the corporate or partnership existence of Manager by merger, consolidation or otherwise; or termination or suspension of Manager's real estate brokerage license, if such license is required as a condition to managing the Property; or death of Manager, if a partnership; or cessation on Manager's part to continue to do business; or failure of Manager to properly deal with and account for trust funds; or bankruptcy, insolvency, or assignment for the benefit of the creditors of Manager shall effect an immediate, automatic termination of this Agreement without notice. Action having for its purpose a reorganization or reconstitution of Manager shall likewise effect an immediate termination, at the election of Owner.

        13.5 Final Accounting.   Upon termination of this Agreement
for any reason or the withdrawal of any Property, Manager shall deliver to Owner the following with respect to each Property or with respect to the Property withdrawn, as the case may be:

        (a) A final accounting, reflecting the balance of income and expenses on each such Property, as of the date of termination or withdrawal, to be delivered within thirty
             (30) days after such termination or withdrawal.

        (b) Any balance or monies of Owner or tenant security deposits, or both, held by Manager with respect to each such Property, to be delivered immediately upon such termination or withdrawal.

        (c) All records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to each such Property, to be delivered immediately upon such termination or withdrawal. Upon such termination or withdrawal Owner shall assume responsibility for payment of all approved or authorized unpaid bills.

                ARTICLE XIV  SUBSIDIARIES AND AFFILIATES

        On Schedule "E" hereof, Manager has set forth all of its subsidiary corporations, if any, and all persons, corporations or other entities, if any, controlling Manager and all persons, corporations or other entities, if any, owned or controlled by such persons, corporations or other persons, if any, which control Manager. During the continuance of this Agreement, Manager shall promptly notify Owner of any changes or additions to the information required to be set forth on Schedule "E" hereof. Any contract or lease of any kind whatsoever between Manager and any persons, corporation or other entity listed or to be listed on Schedule "E" shall be subject to the prior written approval of Owner, and at Owner's sole discretion approval may be withheld.


ARTICLE XV   NOTICES.

        All notices, demands, consents and reports provided for in this Agreement shall be in writing and shall be served upon Owner or Manager at the addresses set forth below or at such other address as they individually may hereafter specify in writing:

        OWNER: The Prudential Insurance Company of America c/o The Prudential Property Company
                       One Prudential Plaza, Suite 1200
                       Chicago, Illinois 60601
                       Attention:     Vice President,
                                 Prudential Property Company

        MANAGER:       PREMISYS Real Estate Services, Inc.
                       2500 City West Blvd., Suite 1300
                       Houston, TX   77042
                       Attention: Joe M. Hudec, President

        Such notices, demands, consents and reports shall either be mailed by United States registered or certified mail, return receipt requested, postage prepaid, or delivered by hand or by any other means permitted by law. For purposes of this Agreement, notices shall be deemed to have been served upon personal delivery thereof or forty-eight (48) hours after having been deposited in the United States mails as provided above.

ARTICLE XVI       MISCELLANEOUS

        16.1 No Assignment. This Agreement and all rights hereunder, shall not be assignable by either party hereto (except as may be required by a surety company in a matter of subrogation).

        16.2 Consent and Approvals.   Owner's consents or approvals
may be given only by representatives of Owner from time to time designated in writing by Owner's Vice President located at the address provided in or pursuant to ARTICLE XV hereof. All such consents or approvals shall be in writing.

        16.3 Pronouns.   The pronouns used in the Agreement referring
to the Manager shall be understood and construed to apply whether
Manager be an individual, co-partnership, corporation or an individual or individuals doing business under a firm or trade name.

        16.4 Amendments.   Except as otherwise herein provided, any
and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing. If, however, the only change made is in Manger's commission or fee, the new commission or fee shall become effective upon written notice thereof by Owner to Manager. Upon receipt of such notice by Manager, Schedule "A" hereof shall be deemed to have been amended to conform. A change in the Leasing Guidelines set forth in Schedule "B" hereof and in the Monthly Report Forms set forth in Schedule "C" hereof may similarly be made by Owner. A change in Schedule "E" may similarly be made by Manager.

        16.5 Headings.   All headings herein are inserted only for
convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

        16.6 Representations.   Manager represents and warrants that
it is fully qualified and licensed, to the extent required by law, to manage real estate in the state and locations contemplated hereunder and perform all obligations assumed by Manager hereunder. Manager agrees to comply with all such laws now or hereafter in effect.

        16.7 Indemnification by Manager.   Manager shall indemnify,
defend and hold Owner, its officers and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorney's fees and court costs, (except to the extent covered by insurance carried by Owner pursuant to Article IV hereof) sustained or incurred by or asserted against Owner, its officers or employees by reason of or arising out of Manager's, its employees, agents' or contractors' malfeasance or criminal acts or breach of the duties or obligations required by this Agreement.

        16.8 Applicable Law. The Agreement, its interpretation and enforcement shall be governed by the laws of the state in which property is located.

        16.9 Partial Invalidity.   If any term, covenant, condition or
provision of this Agreement or the application thereof to any person or circumstance shall, to any extent be invalid, unenforceable or violate a party's legal rights then such term, covenant, condition or provision shall be deemed to be null and void and unenforceable, however, all other provisions of this Agreement, or the application of such term or provision to persons or circumstances other than those to which are held invalid, unenforceable or violative of legal rights, shall not be affected thereby, and each and every other term, condition, covenant and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

        16.10 Waiver of Mechanic's Lien. Manager does hereby forever waive and release, and agrees to defend, hold harmless and indemnify Owner against, any lien or claim or right to lien under the statutes of the state in which the Properties are located relative to mechanics' liens, on account of labor, material or services furnished by Manager, or anyone claiming such lien by, through or under Manager with respect to the Property.

        16.11 Complete Agreement. This Agreement and Schedules "A", "B", "C", "D" and "E", attached hereto and made a part hereof, supersedes and takes the place of any and all previous management agreements entered into between the parties hereto relating to the Properties covered by this Agreement.









        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.


                            OWNER:

ATTEST:                     PRUDENTIAL REALTY TRUST


S. Gilmer Towell            By:  /s/ Cher R. Zucker-Maltese
Name: S. Gilmer Towell           Name: Cher R. Zucker-Maltese
Title:   Secretary                    Title:   Vice President


                            MANAGER:

                            PREMISYS Real Estate Services, Inc.


                            By:  /s/Joe M. Hudec
                            Name:  Joe M. Hudec
                            Title:   President


PRUDENTIAL REALTY TRUST (THE TRUST) IS A VOLUNTARY ASSOCIATION ESTABLISHED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS BY A DECLARATION OF TRUST DATED JUNE 19, 1985, WHICH TOGETHER WITH ALL AMENDMENTS THERETO, IS ON FILE WITH THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS. THE OBLIGATIONS OF THE TRUST ARE NOT PERSONALLY BINDING UPON, NOR SHALL RESORT BE HAD TO THE PRIVATE PROPERTY OF ANY OF THE TRUSTEES, SHAREHOLDERS, OFFICERS, EMPLOYEES OR AGENTS OF THE TRUST, BUT THE TRUST PROPERTY ONLY SHALL BE BOUND.





                           SCHEDULE A
            Prudential Realty Trust Industrial Properties
                        Wholly Owned
                     Indianapolis, Indiana


                       Property No.            Address
Park 100

Bldg. 1                RT01-016            8545-47 Zionsville Road
Bldg. 2                RT01-017            8501-43 Zionsville Road
Bldg. 3                RT01-018            8201-43 Zionsville Road
Bldg. 6/7/8            RT01-019            5303 West 86th Street
Bldg. 10               RT01-005            5370 West 87th Street
Bldg. 11               RT01-020            8501 Moller Road
Bldg. 12               RT01-006            5600 West 85th Street
Bldg. 14               RT01-021            8111 Zionsville Road
Bldg. 19               RT01-007            5427 West 85th Street
Bldg. 20               RT01-015            5845 West 82nd Street
Bldg. 23               RT01-009            7908 Zionsville Road
Bldg. 24               RT01-010            5639 West 79th Street
Bldg. 29               RT01-011            7951 Zionsville Road
Bldg. 30               RT01-012            8102 Zionsville Road
Bldg. 33               RT01-013            5951 West 80th Street
Bldg. 35               RT01-014            5850 West 80th Street
Bldg. 41               RT01-008            7973 Allison Avenue

Compensation Management Fee -         3% of monthly collections

Construction Management Fee -         2% of capital expenditures and
Tenant Improvements





                              SCHEDULE B

                         LEASING GUIDELINES



                        (Intentionally Omitted)



                              SCHEDULE C

                    MONTHLY SUPPORTING DOCUMENTATION
                                 and
                           PREMIS EQUIPMENT

Items to be submitted to PPC Investment Professional:

 - Explanation of any significant operating matters, with recommended action, and budget to actual variances.

 - Comments regarding collection efforts for tenants delinquent over 90 days or in excess of $10,0000.

 - Capital Expenditures Report, to include a description of each expenditure or reclassification of fixed assets during the month. Report should be prepared for each building and include monthly expenditures (actual and projected) for the entire calendar year.

 -    Reconciliation of each completed tenant finish project.

 - Tenant Service Request Log, to include description, date of request, and date resolved.

 - Construction Service Request Log, to include description, date of request, and date resolved.

Items to be submitted to PPC Accounting:

 -    all of the above, plus:

 -    Copies of all capital expenditure invoices

 -    copies of all bank statements and bank reconciliations.

 - Copy of management fee invoice, including reconciliation when fee differs from PREMIS calculated amount.

 - Copies of Prudential approvals for all disbursements which exceed limits specified in this Management Agreement.

 - Copies of Prudential approvals for all leasing commission payments.

 - Copies of Manager's periodic internal reports (sales analyses, operating statements, etc.) concerning each property.

 -    Lease Activity Report/Verification of the Tenant Master
      Data.

Owner shall provide Manager with the following equipment at Owner's sole expense:

 IBM 5865-2 Unit in conjunction with IBM 5394 Controller.


                                SCHEDULE D

                                EMPLOYEES

Property No:         Various RT01 Properties - see Schedule A

Location:            Indianapolis, Indiana

                                                  Fidelity
                                                  Bond or
                          No.                    Employee
                         With     Wage or       Dishonesty
Reimbursable                      Salary         Coverage      Reimbursable
Employee Title          Title     Range          (Y or N)        (Y or N)
On-Site:

Property Manager          1          N/A            Y                 N
Administrative Mgr.       1          N/A            Y                 N
Administrative Asst.      1          N/A            Y                 N
Secretary                 1          N/A            Y                 N

Off-Site+:

General Labor Charge              $12/hour as       N                 Y
  (Trash Pick-up, repair and        needed
  maintenance assistant labor)

Supervisory Maint. Charge         $30/hour as       N                 Y
  (Repair and maintenance,         needed
  labor, tenant suite             $40/hour OT
  alteration labor)               & Sundays

Fire Protection Fee              $20/week per       N                Y
 (Regular wall valve,            building
 underground pipe and            requiring
 post indicator valve            this service
 inspections)

+"Off-Site employee cost is to be pro-rated based upon time actually spent "on-site", and only the pro-rated cost is reimbursable.

The off site personnel will consist of a Maintenance Supervisor and a general laborer. The sum of the reimbursements for these individual services, for oversight of capital and tenant improvements, trash pickup, repair and maintenance, and fire protection valve checking shall not exceed 150% of the sum of the off site personnel salary and benefit cost annually.



                       SCHEDULE E

          SUBSIDIARIES AND AFFILIATES OF MANAGER



                          NONE